SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2003

Savient Pharmaceuticals, Inc.

(Exact name of issuer as specified in its charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center, 14th Floor		08816
East Brunswick, New Jersey		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (732) 418-9300

None.

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

                Attached as Exhibit 99.1 hereto is a press release issued by Savient Pharmaceuticals, Inc. (the “Company”) on November 7, 2003 announcing that it and Teva Pharmaceutical Industries Limited had mutually agreed to terminate their acquisition discussions because they could not reach agreement on terms.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                                (c)           Exhibits.

                                                                99.1         Press release issued by the Company on November 7, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Whitney K. Stearns, Jr.
Whitney K. Stearns, Jr.
Senior Vice President—Chief Financial Officer and Treasurer

Dated: November 10, 2003